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                                                                      Exhibit 11

EARNINGS PER SHARE
(Amounts in thousands, except per share data)

The factors used in the earnings per share computation follow.

                                                                               Nine Months Ended
                                                                   September 30, 2004      September 30, 2003
Basic
   Net income                                                        $         1,617         $         1,357
                                                                     ===============         ===============
   Weighted average common share outstanding                               1,903,553               1,878,309
                                                                     ===============         ===============
   Basic earnings per common share                                   $          0.85         $          0.72
                                                                     ===============         ===============
Diluted
   Net income                                                        $         1,617         $         1,357
                                                                     ===============         ===============
   Weighted average common shares outstanding
     for basic earnings per common share                                   1,903,553               1,878,309
   Add:  Dilutive effects of assumed exercises
     of stock options                                                         50,235                  27,800
                                                                     ---------------         ---------------
   Average share and dilutive potential common share                       1,953,788               1,906,109
                                                                     ===============         ===============
Diluted earnings per common share                                    $          0.83         $          0.71
                                                                     ===============         ===============

(Amounts in thousands, except per share data)

The factors used in the earnings per share computation follow.

                                                                                 Three Months Ended
                                                                   September 30, 2004      September 30, 2003
Basic
   Net income                                                        $           587         $           532
                                                                     ===============         ===============
   Weighted average common share outstanding                               1,911,562               1,882,438
                                                                     ===============         ===============
   Basic earnings per common share                                   $          0.31         $          0.28
                                                                     ===============         ===============
Diluted
   Net income                                                        $           587         $           532
                                                                     ===============         ===============
   Weighted average common shares outstanding
     for basic earnings per common share                                   1,911,562               1,882,438
   Add:  Dilutive effects of assumed exercises
     of stock options                                                         50,235                  27,800
                                                                     ---------------         ---------------
   Average share and dilutive potential common share                       1,961,797               1,910,238
                                                                     ===============         ===============
Diluted earnings per common share                                    $          0.30         $          0.28
                                                                     ===============         ===============